SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities
                     Exchange Act of 1934

          Date of Report (Date of earliest event reported)
                       December 10, 1996



                HUTTON/CONAM REALTY INVESTORS 5
     (Exact name of registrant as specified in its charter)



     California                 0-014341              11-2712111
State or other jurisdiction    Commission            IRS Employer
  of incorporation             File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                  10285
Address of principal executive offices            Zip Code



Registrant's telephone number, including area code (212) 526-3237

Item 2. Disposition of Assets:

On December 10, 1996, Hutton/ConAm Realty Investors 5 ( the "Partnership") closed on the sale of Canterbury Park (the "Property"). Canterbury Park sold for an adjusted sales price of $6,387,300 to Burcam Capital I L.L.C., a North Carolina limited liability company (the "Buyer"),
which is unaffiliated  with  the Partnership.   The selling price was
determined by  arm's  length negotiations  between  the  Partnership  and  the
Buyer.    The transaction  resulted in a gain on sale for  Canterbury  Park  of
approximately  $2,600,000,  which  will  be  reflected   in   the Partnership's
consolidated statement of operations for the period ending February 28, 1997. The General Partners will be declaring a special distribution from the sales proceeds.


Item 7. Financial Statements and Exhibits:

          (a)  Financial statement of businesses acquired.

               Not applicable.

          (b)  Pro forma financial information.

               The Partnership is currently unable to provide complete proforma financial information required as a result of the above transaction. This financial information will be disclosed in the Partnership's Form 10-K which will be filed as soon as practicable.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HUTTON/CONAM REALTY INVESTORS 5
                                Registrant

                                By:  RI 5 REAL ESTATE SERVICES, INC.
                                     General Partner


Date:  December 24, 1996        By:  /s/ Paul L. Abbott
                                     Director, President, Chief Executive
                                     Officer and Chief Financial Officer